UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2018 (February 1, 2018)

WILLIAMS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-34831	20-2485124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Williams Center, Tulsa, Oklahoma		74172-0172
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2018, WPZ GP LLC, the general partner of Williams Partners L.P. (the “Partnership”), adopted the Second Amended and Restated Agreement of Limited Partnership of Williams Partners L.P. dated as of February 1, 2018 (the “Amended Partnership Agreement”). The Amended Partnership Agreement, among other things, (i) consolidates the eight amendments to the prior agreement of limited partnership into a single document, (ii) deletes definitions and provision references to historical matters which are no longer relevant, including the converted Subordinated Class C Units and subordinated units generally, mechanics relating to the prior consummated merger of Access Midstream Partners L.P (“ACMP”) and the former Williams Partners L.P., and the initial public offering of Chesapeake Midstream Partners, L.P., the predecessor to ACMP (now Williams Partners L.P.), and (iii) adds partnership representative and noncompensatory option language driven by tax regulatory developments.

The foregoing description of the Amended Partnership Agreement is qualified in its entirety by reference to the copy of the Amended Partnership Agreement filed as Exhibit 3.1 to this report, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Agreement of Limited Partnership of Williams Partners L.P., dated as of February 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

By:	WPZ GP LLC,
its General Partner

By:	/s/ Robert E. Riley, Jr.
Robert E. Riley, Jr.
Assistant Secretary

DATED: February 1, 2018